Exhibit 24

                             POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints each of James F. Campbell, William N. Stoyko and Charles W. Tysinger, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, relating to the registration pursuant to Commission Rule 415 of an aggregate amount of $500 million in equity and debt securities of the Company (the "Securities"), without designation as to the amounts or proportions of each, such Securities to include shares of the Company's Common Stock, par value $5.00, with associated share purchase rights, Preferred Stock, par value $100.00, 1983 Preferred Stock, par value $25.00, and such debt securities as may be authorized by the Company from time to time, and any and all amendments or supplements thereto. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Securities. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                       /s/ Lewis N. Miller, Jr.
                                       Lewis N. Miller, Jr.

                                       Date:  8/22/94




                                                          Exhibit 24
                             POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints each of Lewis N. Miller, Jr., William N. Stoyko and Charles W. Tysinger, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, relating to the registration pursuant to Commission Rule 415 of an aggregate amount of $500 million in equity and debt securities of the Company (the "Securities"), without designation as to the amounts or proportions of each, such Securities to include shares of the Company's Common Stock, par value $5.00, with associated share purchase rights, Preferred Stock, par value $100.00, 1983 Preferred Stock, par value $25.00, and such debt securities as may be authorized by the Company from time to time, and any and all amendments or supplements thereto. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Securities. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                       /s/ James F. Campbell
                                       James F. Campbell

                                       Date:  8/22/94

                                                          Exhibit 24

                             POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints each of Lewis N. Miller, Jr., James F. Campbell, and William N. Stoyko, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, relating to the registration pursuant to Commission Rule 415 of an aggregate amount of $500 million in equity and debt securities of the Company (the "Securities"), without designation as to the amounts or proportions of each, such Securities to include shares of the Company's Common Stock, par value $5.00, with associated share purchase rights, Preferred Stock, par value $100.00, 1983 Preferred Stock, par value $25.00, and such debt securities as may be authorized by the Company from time to time, and any and all amendments or supplements thereto. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Securities. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                       /s/ Charles W. Tysinger
                                       Charles W. Tysinger

                                       Date:  8/22/94

                    EXCERPT FROM RESOLUTIONS OF THE
                         BOARD OF DIRECTORS OF
                      CENTRAL FIDELITY BANKS, INC.
                  PERTAINING TO THE ISSUANCE AND SALE OF
              COMMON STOCK, PREFERRED STOCK AND DEBT SECURITIES
                             AUGUST 29, 1994
                 (Amending Resolutions Dated July 13, 1994)


     RESOLVED, that each officer and director of the Corporation who may be required to execute the Registration Statement or any amendment thereof (whether on behalf of the Corporation or as an officer or director thereof) be and hereby is authorized to execute a power of attorney constituting and appointing each of Lewis N. Miller, Jr., William N. Stoyko, James F. Campbell and Charles W. Tysinger as a true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments thereto, and to file the same, with any and all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent, severally, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.



                              CERTIFICATE

     The undersigned hereby certifies that the foregoing resolution was duly adopted by the Board of Directors of Central Fidelity Banks, Inc. as of August 29, 1994.



Date: July 18, 1995                      /s/ WILLIAM N. STOYKO
                                             William N. Stoyko
                                             Secretary